EXHIBIT 10.47

FLOWSERVE CORPORATION
INDEMNIFICATION AGREEMENT

THIS AGREEMENT, made and entered into as of [DATE] by and between FLOWSERVE CORPORATION, a New York corporation (the “Company”), and [NAME] (“Indemnitee”), is being executed under the following circumstances:

A.    Indemnitee is a director or officer of the Company and in such capacity is performing a valuable service for the Company.

B.    The Company recognizes that it is essential to attract and retain as directors and officers the most capable persons available.

C.    The Company and the Indemnitee also recognize that there is an increased risk of litigation and other claims being asserted against directors and officers of public companies.

D.    Basic protection against undue risk of personal liability of directors or officers is achieved through a combination of

(i)	inclusion in the Company’s Certificate of Incorporation of statutorily permitted limitations on liability,

(ii)	directors and officers’ liability insurance, and

(i)	indemnification by the Company, to the extent permitted by law, against liabilities arising from service as a director or officer.

E.    Section 721 of the New York Business Corporation Law provides that the indemnification rights granted therein shall not be exclusive. As permitted by such Section, the By-laws of the Company authorize the Company to enter into individual indemnification agreements with directors and officers.

F.    In recognition of Indemnitee’s need for substantial protection against personal liability and in order to enhance Indemnitee’s continued service to the Company in an effective manner, the Company and Indemnitee desire to enter into this Agreement to provide for the indemnification of Indemnitee to the full extent permitted by law.

NOW, THEREFORE, in consideration of Indemnitee continuing to serve the Company directly, or, at its request, with another enterprise, the parties hereto agree as follows:

1.    Certain Definitions. For purposes of this Agreement the following terms have the meaning given here.

(a)	“Board” means the Board of Directors of the Company.

(b)	“Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(c)	“Effective Date” means the date of this Agreement.

(d)
“Expenses” include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

(e)
“Good Faith” means Indemnitee having acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, having had no reasonable cause to believe Indemnitee’s conduct was unlawful.

(f)
“Indemnifiable Event” means any event or occurrence related to the fact that Indemnitee is or was a director or officer of the Company, or is or was serving at the request of the Company as a director,

trustee, officer, employee, agent or representative of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by Indemnitee in any such capacity.

(g)
“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(h)
“Proceeding” includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other actual, threatened or completed proceeding whether civil, criminal, administrative or investigative, other than one initiated by Indemnitee. For purposes of the foregoing sentence, a “Proceeding” shall not be deemed to have been initiated by Indemnitee where Indemnitee seeks pursuant to this Agreement to enforce Indemnitee’s rights under this Agreement.

2. Term of Agreement. This Agreement shall continue until and terminate upon the later of:

(i)
ten years after the date that Indemnitee shall have ceased to serve as a director, officer, employee, agent or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which Indemnitee served at the request of the Company, or

(ii)
the final termination of all pending Proceedings in respect of which Indemnitee is granted rights of indemnification or advancement of expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 9 of this Agreement relating thereto.

3.    Services by Indemnitee; Notice of Proceedings.

(a)
Services. Indemnitee agrees to serve as a director and/or officer. Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law).

(b)
Notice of Proceeding. If not otherwise known to the Company, Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder.

4.    Scope of Indemnification.

(a)
In General. In the event Indemnitee becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Proceeding as a result of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify and advance Expenses to Indemnitee as provided in this Agreement and to the fullest extent permitted by law.

(b)
Authorized Indemnification. If, as a result of an Indemnifiable Event, Indemnitee is, or is threatened to be made, a party to any Proceeding, including a Proceeding by or in the right of the Company, upon determination of entitlement to indemnification and authorization in the manner provided for in Section 7 of this Agreement, Indemnitee shall be indemnified against Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein; provided, however, that no indemnification may be made to or on behalf of Indemnitee if such indemnification is prohibited by law.

(c)
Indemnification of a Party who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement and without the need for any determination of entitlement to indemnification or authorization pursuant to Section 7 of this Agreement, to the extent that Indemnitee is, as a result of an Indemnifiable Event, a party to and is successful, on the merits or otherwise, in any Proceeding, Indemnitee shall be indemnified to the maximum extent permitted by law against all Expenses, judgments, penalties, fines, and amounts paid in settlement, actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith. For purposes of this Agreement, and without limitation, Indemnitee shall be deemed to have been successful, on the merits or otherwise, if, (i) the final adjudication or determination of the Proceeding fails to assess liability for money damages against Indemnitee, or (ii) the settlement, compromise, or other disposition of the Proceeding does not result in the liability of Indemnitee for any money damages.

If Indemnitee is not wholly successful in any Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee to the maximum extent permitted by law against all Expenses, judgments, penalties, fines, and amounts paid in settlement, actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each claim, issue or matter as to which Indemnitee was successful, on the merits or otherwise.

In the event that Indemnitee seeks indemnification pursuant to this Section 4(c), such indemnification shall be made within ten days after submission of a written request therefor, provided that Indemnitee has verified that he was successful, on the merits or otherwise, by providing to the Company such information and documentation as may be reasonably required under Section 6 of this Agreement.

5.    Advancement of Expenses. The Company shall advance all reasonable Expenses which, as a result of an Indemnifiable Event, were incurred by or on behalf of Indemnitee in connection with any Proceeding within ten days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses upon a finding or final adjudication in such Proceeding that Indemnitee’s acts were committed in bad faith or were the result of active and deliberate dishonesty or that Indemnitee personally gained in fact a financial profit or other advantage to which he was not legally entitled. Any advance and undertakings to repay pursuant to this Section 5 shall be unsecured and interest free.

6. Initial Request for Indemnification. To obtain indemnification under this Agreement, Indemnitee shall submit to the Secretary of the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine the extent to which Indemnitee is entitled to indemnification. The Secretary of the Company shall promptly notify the Board in writing that Indemnitee has requested indemnification.

7. Procedures for Determination of Entitlement to Indemnification.

(a)	Method of Determination. A determination (if required by applicable law or by this Agreement) with respect to Indemnitee’s entitlement to indemnification shall be made as follows:

(i)	The determination shall be made by the Board by a majority vote of a quorum consisting of Disinterested Directors.

(ii)
In the event that a quorum of the Board consisting of Disinterested Directors is not obtainable or, even if obtainable, a quorum of Disinterested Directors so directs, the determination shall be made by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee.

(iii)
If the Board or Independent Counsel fails to make such determination within 120 days after submission by Indemnitee of a request for indemnification (or, in the event of objection to the selection of Independent Counsel in accordance with clause 7(c)(ii), within 120 days after final selection or appointment of Independent Counsel), such failure shall be deemed to constitute a determination by the Board or by Independent Counsel, as the case may be, that Indemnitee is entitled to the indemnification so requested.

(b)
Standard for Determination. In the event that a determination of entitlement to indemnification is required under this Agreement or under applicable law, whether such determination is made by the Board or by Independent Counsel, the Indemnitee shall be deemed to be entitled to indemnification if Indemnitee acted in Good Faith. For purposes of this Agreement, Indemnitee shall be presumed to have acted in Good Faith unless there is a specific finding, either pursuant to this Section or by final adjudication in any Proceeding, that Indemnitee’s acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that Indemnitee personally gained in fact a financial profit or other advantage to which he was not legally entitled.

(c)
Selection, Payment, and Discharge of Independent Counsel. In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 7(a) of this Agreement, the Independent Counsel shall be selected, paid, and discharged in the following manner:

(i)	The Independent Counsel shall be selected by the Board, and the Company shall give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected.

(ii)
Indemnitee may, within seven days after such written notice of selection has been given, deliver to the Company a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 1(g) of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is made, the Independent Counsel so selected may not serve as Independent Counsel unless and until a court has determined that such objection is without merit.

(iii)
Either the Company or Indemnitee may petition a court of competent jurisdiction if the parties have been unable to agree on the selection of Independent Counsel within 30 days after submission by Indemnitee of a written request for indemnification pursuant to Section 6 of this Agreement. Such petition may request a determination whether an objection to the Company’s selection is with or without merit and/or seek the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate. A person so appointed shall act as Independent Counsel under this Section 7.

(iv)
The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to this Agreement, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 7, regardless of the manner in which such Independent Counsel was selected or appointed.

(v)
Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 9 of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(d)
Cooperation. Indemnitee shall cooperate with the person, persons or entity making the determination with respect to Indemnitee’s entitlement to indemnification under this Agreement, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification), and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(e)	Payment. If it is determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination.

(f)
Non-Applicability; Indemnification under Section 4(c). No determination of entitlement to indemnification or authorization of indemnification shall be required, and this Section 7 shall have no applicability whatsoever, in the event that Indemnitee seeks indemnification, pursuant to Section 4(c) hereof, as a result of an Indemnifiable Event in connection with any Proceeding, or any claim, issue or matter therein, as to which Indemnitee has been successful, on the merits or otherwise. In such event, indemnification shall be made, within ten days after request by Indemnitee, in accordance with Section 4(c) hereof.

8.    Presumptions and Effect of Certain Proceedings.

(a)
Burden of Proof. If a determination with respect to entitlement to indemnification is required under this Agreement, the person or persons or entity making such determination shall presume that Indemnitee acted in Good Faith and is entitled to indemnification under this Agreement, and the Company shall have the burden of proof to overcome that presumption by clear and convincing evidence in connection with the making by any person, persons or entity of any determination contrary to that presumption.

(b)
No Presumption. For purposes of this Agreement, the termination of any Proceeding by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not act in Good Faith or meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

(c)
Actions of Others. The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

9. Remedies of Indemnitee.

(a)	Application. This Section 9 shall apply in the event of a Dispute. For purposes of this Agreement, “Dispute” means any of the following:

(i)
A determination is made pursuant to Section 7 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, and Indemnitee gives to the Company written notice of objection to such determination within 90 days after his receipt of written notice of such determination.

(ii)	Advancement of Expenses is not timely made pursuant to Section 5 of this Agreement.

(iii)
Payment of indemnification is not made pursuant to Section 7(e) of this Agreement within ten days after a determination has been made (or is deemed to have been made) that Indemnitee is entitled to indemnification pursuant to Section 7(a) of this Agreement.

(iv)	Payment of indemnification is not made within ten days after a written request for indemnification pursuant to Section 4(c) of this Agreement.

(b)
Adjudication. In the event of a Dispute, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of New York or in any other court of competent jurisdiction, of Indemnitee’s entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted in Dallas, Texas (or, at Indemnitee’s option, if Dallas, Texas is not then the location of the Company’s executive offices, in the city in which the Company’s executive offices are then located) by a single arbitrator pursuant to the rules of the American Arbitration Association. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(c)
De Novo Review. In the event that a determination shall have been made pursuant to Section 7 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 9 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of the prior adverse determination. In any such proceeding or arbitration, the Company shall have the burden of proving by clear and convincing evidence that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(d)
Company Bound. If a determination shall have been made or be deemed to have been made pursuant to Section 7 of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(e)
Procedures Valid. The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 9 that the procedures and presumptions of this Agreement are not valid, binding and enforceable.

(f)
Expenses of Adjudication. In the event that Indemnitee seeks a judicial adjudication or an award in arbitration to enforce Indemnitee’s rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses actually and reasonably incurred by Indemnitee in such adjudication or arbitration, but only if Indemnitee prevails therein. If it shall be determined in such adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses incurred by Indemnitee in connection with such adjudication or arbitration shall be appropriately prorated.

10. Non-Exclusivity; Subrogation.

(a)
Non-exclusivity. The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may now or hereafter have to indemnification by the Company. The Company hereby undertakes to use its best efforts to assist Indemnitee, in all proper and legal ways, to obtain any and all such indemnification benefits to which Indemnitee is entitled.

(b)
Subrogation. In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(c)
No Duplicative Payment. The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

11. General Provisions.

(a)
Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee’s heirs, executors and administrators.

(b)
Interpretation of Agreement; Severability. It is the intention of the parties to this Agreement to provide for indemnification under all circumstances where to do so would not violate applicable law and the terms and provisions of this Agreement shall be construed and interpreted consistent with that intention. Nonetheless, if any provision, or any portion of a provision, of this Agreement or any indemnification under this Agreement shall for any reason be determined by any court of competent jurisdiction to be invalid, unlawful or unenforceable under current or future laws, such provision or portion thereof shall be fully severable and the remaining provisions of this Agreement shall not otherwise be affected thereby but will remain in full force and effect and, to the fullest extent possible, shall be construed so as to give effect to the intent manifested by the provision or portion thereof held invalid, illegal or unenforceable.

(c)
No Adequate Remedy. The parties declare that it is impossible to measure in money the damages which will accrue to either party by reason of a failure to perform any of the obligations under this Agreement. Therefore, if either party shall institute any action or proceeding to enforce the provisions hereof, such party against whom such action or proceeding is brought hereby waives the claim or defense that such party has an adequate remedy at law, and such party shall not urge in any such action or proceeding the claim or defense that the other party has an adequate remedy at law.

(d)	Headings. The headings of the Sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

(a)
Waiver. Failure to enforce any term or condition of this Agreement shall not be deemed a waiver of that term or condition for the future, nor shall any specific waiver of a term or condition at one time be deemed a waiver of such term or condition for the future.

(f)
Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand to the party to whom such notice or other communication shall have been directed, or (ii) deposited in the United States Mail, registered or certified, postage prepaid, addressed to the party for whom it is intended, at the address of such party as specified in this Agreement:

If to Indemnitee, to:

As shown with Indemnitee’s Signature below.

If to the Company to:

Flowserve Corporation
5215 N. O’Connor Blvd., Suite 2300
Irving, Texas 75039-5421
Attention: Corporate Secretary

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

(g)
Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York as applicable to contracts made and wholly performed therein.

(h)
Entire Agreement; Amendments and Modifications. This instrument embodies the entire agreement among the parties with respect to the subject matter hereof, and all prior discussions, negotiations and agreements are merged herein. No modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto.Signature Page to Indemnification Agreement

The parties are executing this Agreement as of the date set forth in the introductory clause.

FLOWSERVE CORPORATION

By
Name:
Title:

INDEMNITEE

By
Name:
Title:

Address for Notice:
______________________________
______________________________
______________________________